Exhibit 99.1

www.grantierra.com August 2024 CREATING A DIVERSIFIED PLATFORM FOR LONG - TERM VALUE RECOMMENDED ACQUISITION OF i3 ENERGY PLC

D I S C L A I M E R The information contained in this presentation is for information purposes only and not intended to and does not constitute, or form any part of, an offer for sale, an offer to acquire or subscription or any solicitation for any offer to purchase, acquire or subscribe for any securities (or solicitation of any votes attaching to securities which are the subject of the acquisition) in any jurisdiction in which such offer or solicitation is unlawful. In particular, this presentation is not an offer of securities for sale in the United States. No offer of securities shall be made in the United States absent registration under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Any securities issued as part of the acquisition are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 3(a)(10) of the Securities Act. Additionally, if the acquisition is implemented by way of a scheme of arrangement or a takeover offer, any new shares to be issued by Gran Tierra Energy Inc. (the “Company”) in connection with the acquisition are expected to be issued in reliance upon the prospectus exemption provided by 2.11 or Section 2.16, as applicable, of National Instrument 45 - 106 - Prospectus Exemptions of the Canadian Securities Administrators and in compliance with the provincial securities laws of Canada. The acquisition will be made solely by means of the scheme document to be published by i3 Energy plc in due course, or (if applicable) pursuant to an offer document to be published by the Company, which (as applicable) would contain the full terms and conditions of the acquisition. Any decision in respect of, or other response to, the acquisition, should be made only on the basis of the information contained in such document(s). If, in the future, the Company ultimately seeks to implement the acquisition by way of a takeover offer, or otherwise in a manner that is not exempt from the registration requirements of the Securities Act, that offer will be made in compliance with applicable US laws and regulations and, to the extent such takeover offer extends into the provinces of Canada, such takeover offer will be made in compliance with the provincial securities laws of Canada, including, without limitation, to the extent applicable, the rules applicable to take - over bids under National Instrument 62 - 104 - Take - Over Bids and Issuer Bids of the Canadian Securities Administrators. This presentation does not purport to contain all of the information that may be required to evaluate any investment in the Company, or its securities. This presentation is not intended to be relied upon as advice to investors or potential investors as it does not take into account their particular investment objectives, financial situation or needs. Any investment decision should be made solely on the basis of an approved formal offer - related documentation to be released in relation to the Acquisition, if made. The contents of this presentation should not be considered to be legal, tax, investment or other advice, and any prospective investors should consult with their own legal, tax, business and/or financial advisers in connection with any investment decision. Unless specified otherwise, no statement in this presentation is intended as a profit forecast or estimate for any period and no statement in this presentation should be interpreted to mean that earnings or earnings per share for the Company or i3 Energy plc for the current or future financial years would necessarily match or exce ed the historical published earnings or earnings per share for the Company or i3 Energy plc. This presentation has not been independently verified and no representation or warranty, express or implied, is made or given by or on behalf of the Company or i3 Energy plc, their respective subsidiaries and affiliates, or any of their respective directors, officers, employees, affiliates, agents or advisers, and no reliance should be placed on, the truth, fullness, accuracy, completeness or fairness of the information or opinions contained in this presentation. All information presented or contained in this presentation is subject to correction , completion and change (whether as a result of verification or otherwise) without notice. The information contained in this presentation is provided as of the date hereof and no person is under any obligation to update, complete, revise or keep current the information contained in this presentation nor to provide the recipient with access to any additional information that may arise in connection with it. To the extent available, the industry, market and position data contained in this presentation have come from official or third party sources. Third party industry publications, studies and surveys generally state that the data contained therein have been obtained from sources believed to be reliable, but that there is no guarantee of the acc uracy or completeness of such data. While the Company believes that each of these publications, studies and surveys has been prepared by a reputable source, the Company has not independently verified the data contained therein. In addition, certain of the industry, market and competitive position data contained in this presentation are sourced from the internal research and estimates of the Company's based on the knowledge and experience of the Company's management. While the Company believes that such research and estimates are reasonable and reliable, they, and their underlying methodology and assumptions , have not been verified by any independent source for accuracy or completeness and are subject to change without notice. Accordingly, undue reliance should not be placed on any of the industry, market or competitive position data contained in this presentation. This presentation does not constitute a prospectus or circular or prospectus or circular equivalent document, nor a does this presentation, and the information contained herein, constitute a solicitation of proxies within the meaning of applicable Canadian securities laws. The Acquisition is not a “take - over bid” as defined under Canadian take - over bid rules. Slide 2 Generating Long - Term Value Internationally | August 2024

The information contained in this presentation does not purport to be all - inclusive or contain all information that readers may require. You are encouraged to conduct your own analysis and review of Gran Tierra Energy Inc. (“Gran Tierra”, “GTE”, or the “Company”) and of the information contained in this presentation, including in respect of GTE’s proposed acquisition of 100% of i3’s shares (the “Acquisition”). Without limitation, you should read the entire record of publicly filed documents relating to the Company and the Acquisition, consider the advice of your financial, legal, accounting, tax and other professional advisors and such other factors you consider appropriate in investigating and analyzing the Company and the Acquisition. You should rely only on the information provided by the Company and not rely on parts of that information to the exclusion of others. The Company has not authorized anyone to provide you with additional or different information, and any such information, including statements in media articles about Gran Tierra, should not be relied upon. No representation or warranty, express or implied, is made by Gran Tierra as to the accuracy or completeness of the information contained in this document, and nothing contained in this presentation is, or shall be relied upon as, a promise or representation by Gran Tierra. An investment in the securities of Gran Tierra is speculative and involves a high degree of risk that should be considered by potential purchasers. Gran Tierra’s business is subject to the risks normally encountered in the oil and gas industry and, more specifically, certain other risks that are associated with Gran Tierra’s operations and current stage of development. An investment in the Company’s securities is suitable only for those purchasers who are willing to risk a loss of some or all of their investment and who can afford to lose some or all of their investment. You should carefully consider the risks described under the heading “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10 - K for the year ended December 31, 2023 and in the Company’s other SEC filings available at www.grantierra.com. In this presentation, unless otherwise indicated, all dollar amounts are expressed in US dollars and all production and reserves are working interest before royalties (“WI”). Please see the appendices to this presentation for important advisories relating to the Company’s presentation of oil and gas information, oil and gas activities and financial information, including the presentation of non - GAAP measures. GENERAL ADVISORY Cautionary Note Regarding Forward Looking Statements This presentation (including information incorporated by reference into this presentation), oral statements regarding the Acquisition and other information published by the Company and i3 contain certain forward looking statements with respect to the financial condition, strategies, objectives, results of operations and businesses of the Company and i3 and their respective groups and certain plans and objectives with respect to the combined company following the Acquisition. These forward looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of the Company and i3 about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward looking statements. The forward looking statements contained in this presentation include, without limitation, statements relating to the expected effects of the Acquisition on the Company and i3, the expected timing, method of completion. and scope of the Acquisition, the expected actions of Gran Tierra upon completion of the Acquisition, GTE’s ability to recognize the anticipated benefits from the Acquisition, expectations regarding the business and operations of the combined company following the Acquisition and other statements other than historical facts. Forward looking statements often use words such as "anticipate", "target", "expect", "estimate", "intend", "plan", “strategy”, “focus”, “envision” "goal", "believe", "hope", "aims", "continue", "will", "may", "should", "would", "could", or other words of similar meaning. These statements are based on assumptions and assessments made by the Company and/or i3 in light of their experience and their perception of historical trends, current conditions, future developments and other factors they believe appropriate. By their nature, forward looking statements involve risk and uncertainty, because they relate to events and depend on circumstances that will occur in the future and the factors described in the context of such forward looking statements in this presentation could cause actual results and developments to differ materially from those expressed in or implied by such forward looking statements. Although it is believed that the expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and readers are therefore cautioned not to place undue reliance on these forward looking statements. Actual results may vary from the forward looking statements. There are several factors which could cause actual results to differ materially from those expressed or implied in forward looking statements. Among the factors that could cause actual results to differ materially from those described in the forward looking statements are changes in the global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax rates and future business acquisitions or dispositions. Each forward looking statement speaks only as at the date of this presentation. Neither the Company nor i3, nor their respective groups assume any obligation to update or correct the information contained in this presentation (whether as a result of new information, future events or otherwise), except as required by applicable law or by the rules of any competent regulatory authority. Certain figures included in this presentation have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them. The estimates of the Company’s and i3’s respective future production and, in the case of the Company, 2024 Adjusted EBITDA and free cash flow, set forth in this presentation may be considered to be future - oriented financial information or a financial outlook for the purposes of applicable Canadian securities laws. Financial outlook and future - oriented financial information contained in this presentation about prospective financial performance and operational performance are provided to give the reader a better understanding of the potential future performance of the Company, i3 and the combined company following the Acquisition in certain areas and are based on assumptions about future events, including economic conditions and proposed courses of action, based on the Company’s and i3’s respective management’s assessment of the relevant information currently available, and to become available in the future. In particular, this presentation contains projected financial and operational information for the Company and i3 for 2024. These projections contain forward - looking statements and are based on a number of material assumptions and factors set out above. Actual results may differ significantly from the projections presented herein. These projections may also be considered to contain future - oriented financial information or a financial outlook. The actual results of the Company’s and i3’s respective operations for any period will likely vary from the amounts set forth in these projections, and such variations may be material. See above for a discussion of the risks that could cause actual results to vary. The future - oriented financial information and financial outlooks contained in this presentation have been approved by the respective management of the Company and i3, as applicable, as of the date of this presentation. Readers are cautioned that any such financial outlook and future - oriented financial information contained herein should not be used for purposes other than those for which it is disclosed herein. The Company, i3 and their respective management believe that the prospective financial and operational information has been prepared on a reasonable basis, reflecting the Company’s and i3’s respective management’s best estimates and judgments, and represent, to the best of the Company’s and i3’s respective management’s knowledge and opinion, the Company’s and i3’s expected respective course of action. However, because this information is highly subjective, it should not be relied on as necessarily indicative of future results. See the Company’s press release dated January 23, 2024 and most recent reports on Form 10 - K and Form 10 - Q for additional information regarding the 2024 financial and production outlook of the Company, and i3’s press release dated August 13, 2024 regarding the financial and production outlook of i3. Generating Long - Term Value Internationally | August 2024 Slide 3

www.grantierra.com ACQUISITION OVERVIEW Slide 4

COMPELLING **TRANSACTION RATIONALE**

GranTierra Energy

HIGH QUALITY, INTERNATIONALLY DIVERSIFIED ASSET BASE SUPPORTING SUSTAINABLE GROWTH

- Diversification across multiple geographies and product streams
- Strong platform for future growth
- Increased scale and relevance to shareholders

i3 is an excellent fit for Gran Tierra's growth and diversification strategy

HIGH QUALITY ASSET BASE

- Reserves, production, and high quality, short-cycle inventory
  - 2P reserves 175 MMBOE (1)
  - 2P NPV10 (after-tax) US$0.7 billion (1)(2)
  - Production guidance 18 to 19 MBOEPD (3)
- Establishes new operated Canadian core platform with top-tier assets

DIVERSIFICATION

- Diversified, long-term, sustainable asset portfolio
- Development focused in low-risk, well established regions
- Exposure within an investment grade country
- Access to broad range of international commodity prices (Brent, WTI, North American gas)

ENLARGED SCALE

- Optimizes capital allocation and creates cost synergies
- Increases relevance and market visibility within E&P capital markets
- Expected to result in increased trading liquidity, with the potential to facilitate valuation multiple expansion

PROVEN TEAM & TRACK RECORD

- Combines two asset portfolios, managed by a team with a strong track record of value creation
- Extensive knowledge of operating areas critical to organic growth and unearthing consolidation opportunities
- Creates a relevant platform to pursue additional opportunities globally

ACCELERATING GROWTH & RETURNS

- A major shift in production and cash flows ensures long-term returns and growth
- Expect credit rating and shareholder return improvements through significant free cashflow generation and robust production growth
- Shareholder returns via growth, debt repayment and share buybacks

1. Per the i3 Valuation Report with an effective date as of July 31, 2024.
2. FX rate conversion of C$1.372 per US$1.000.
3. 2024E working interest production guidance range as announced by i3 on August 13, 2024.

Generating Long-Term Value Internationally | August 2024 Slide 5

KEY ACQUISITION TERMS » Gran Tierra to acquire 100% of i3 shares in a cash and share transaction − One Gran Tierra share for every 207 shares of i3, plus; − 10.43 pence of cash for each i3 share, plus; Key Terms − 0.2565 pence of cash for each i3 share through payment of an Acquisition Dividend » Values i3 at £174 million / $225 million (1) as at August 16, 2024, representing a premium to i3 of 49% based on each company’s closing price as of August 16, 2024 » i3 shareholders may elect the proportion of cash and shares received through a ‘Mix and Match Facility’, subject to overall cash and share availability Shareholder Support » Gran Tierra received irrevocable undertakings from i3 Directors and shareholders to vote in favour of the Scheme − Total i3 shares subject to irrevocable undertakings of 388.7 million − Representing, in aggregate, approximately 32.3% of i3’s issued ordinary share capital outstanding Management Team & Employees » » Exceptionally strong combined team with significant experience exploring, developing, optimizing and delivering value across the asset portfolio Core i3 team to manage and grow the Canadian business, and integrate with South American operations Listings » Gran Tierra will retain its listings on the NYSE, TSX and LSE listings under the ticker: GTE Timetable » » i3 Shareholder Vote and Court Meeting – Q3/Q4 2024 Transaction completion – expected Q4 2024 Transaction delivers value to all shareholders and is unanimously supported by both Boards Slide 6 Generating Long - Term Value Internationally | August 2024 1. FX rate conversion of US$1.295 per GBP£1.000.

PRO FORMA **SNAPSHOT**

GranTierra Energy

ESTABLISHES NEW CORE AREA WITH SCALABLE UPSIDE AND DEVELOPMENT OPPORTUNITIES

Pro Forma Asset Highlights

81% / 19%
Liquids / Gas (1)

DIVERSIFIED
High-quality asset base

GTE	i3
32 - 35 MBOEPD	18 - 19 MBOEPD

2024E Gross WI Production (2)

36%
Production from Canada (1)

54%
2P Reserves from Canada (3)

NEW CORE PLATFORM
Canadian Assets

Reserve Highlights

Company	1P Reserves	2P Reserves	1P After-Tax NPV10	2P After-Tax NPV10
GranTierra Energy	90 MMBOE (3)	147 MMBOE (3)	US$1.3 billion (3)	US$1.9 billion (3)
i3 ENERGY	88 MMBOE (3)	175 MMBOE (3)	US$0.3 billion (3)(4)	US$0.7 billion (3)(4)



i3 Assets - Canada
NORTH AMERICA
Gran Tierra Assets - Colombia
Gran Tierra Assets - Ecuador
SOUTH AMERICA
Production Diversification (1)
Colombia 62%
Canada 36%
Ecuador 3%
Reserve (2P) Diversification (3)
Colombia 40%
Canada 54%
Ecuador 5%

Building scale & diversification –creating runway for profitable growth & optimum capital allocation

1. Based on Q2 2024 working interest production results announced by Gran Tierra on July 31, 2024 and i3 on August 13, 2024.
2. Gran Tierra 2024 production guidance, announced on January 23, 2024 of 32,000-35,000 BOEPD and i3 production guidance, announced on August 13, 2024, of 18,000-19,000 BOEPD.
3. Per Gran Tierra McDaniel Reserves Report and Gran Tierra Valuation Report, each with an effective date of December 31, 2023 and i3 Valuation Report with an effective date of July 31, 2024, as applicable.
4. FX rate conversion of C$1.372 per US$1.000.

Generating Long-Term Value Internationally | August 2024 Slide 7

COMBINED ASSET PORTFOLIO

GranTierra Energy

Full cycle field development internally funded through existing liquidity



COLOMBIA
ECUADOR

- 100% operated assets
- Conventional, 100% oil, high netback, large resource base
- Near field exploration targeting large prospect inventory

Asset Portfolio Snapshot (1)

Colombia (2) — 100% Operated

» Acordionero	1P Reserves 82 MMBOE
» Chaza (3)	2P Reserves 130 MMBOE
» Putumayo-7	3P Reserves 179 MMBOE
» Suroriente	

Ecuador — 100% Operated

» Bocachico	1P Reserves 8 MMBOE
» Arawana	2P Reserves 17 MMBOE
» Charapa	3P Reserves 28 MMBOE

Canada (Alberta) — 76% Operated

» Central AB	1P Reserves 88 MMBOE
» Simonette	2P Reserves 175 MMBOE
» Wapiti	Booked 2P Locations (net) 250+
» Clearwater	

Canadian Assets

Diverse portfolio of assets offers significant optionality and development flexibility



ALBERTA
Clearwater
Wapiti
Simonette
Central Alberta

- High operatorship, low decline assets with robust drilling inventory
- Proven high-impact development potential
- Multiple embedded oil growth opportunities
- Ownership of key facilities and infrastructure across all core operating areas
- Highly cash generative under the current price environment

Prominent oil weighted full-cycle E&P, with top tier producing assets and exploration portfolio

1. Per Gran Tierra McDaniel Reserves Report and Gran Tierra Valuation Report, each with an effective date of December 31, 2023 and i3 Valuation Report with an effective date of July 31, 2024, as applicable. Booked 2P locations of i3 per the i3 GLJ Reserves Report with an effective date of December 31, 2023.
2. Colombia total reserves include contribution from other minor fields.
3. Chaza consists of Moqueta and Costayaco fields.

Generating Long-Term Value Internationally | August 2024 Slide 8

INVENTORY OF **GROWTH OPPORTUNITIES**

COMBINED BUSINESS POSITIONED TO CAPITALIZE ON ORGANIC & INORGANIC GROWTH

Baseline Production

GranTierra Energy

i3 ENERGY

» **Combined Production:**

- Gran Tierra 2024E production of 32,000 to 35,000 BOEPD (1)
- i3 2024E production of 18,000 to 19,000 BOEPD (1)

» Optimize existing South American production base

» Execute on the development of identified oil weighted Canadian growth opportunities

Near-Term Growth

» **Acordionero & Costayaco:** ongoing in-fill development drilling

» **Suroriente:** focus on accelerated development

» **Ecuador:** development of Charapa and Chanangue

» **Simonette:** Montney oil development program

Medium-Term Growth

» **Acordionero & Costayaco:** expanded polymer flood

» **Cohembi:** drilling and expanded waterflood

» **Clearwater:** highly economic land position

» **PUT-7:** development

» **Wapiti:** strategic land with option value

» **Exploration** funded by free cash flow

Key Strategic Focus Areas

» Management focus on optimum value of each asset

» Continual portfolio optimization, capital allocation

» ESG stewardship

» **Stronger platform for additional M&A growth**

Systematically identify and execute on **optimal value opportunities**

1. Gran Tierra 2024 production guidance, announced on January 23, 2024 of 32,000-35,000 BOEPD and i3 production guidance, announced on August 13, 2024, of 18,000-19,000 BOEPD.

Generating Long-Term Value Internationally | August 2024

Slide 9

DIVERSIFIED ASSET EXPOSURE

SCALE AND DIVERSITY ACROSS GEOGRAPHIES, COMMODITY MIX & DEVELOPMENT STAGE

Building an asset portfolio inwell established, low-risk regions

» Stable and attractive operating jurisdictions

» Added investment grade country exposure

» Enhanced organic growth inventory

» Incremental inorganic growth potential

Oil-weighted, with optionality depending on commodityprices

» Maintains strong liquids weighting

» Increased commodity mix diversity

» Optionality to scale oil / gas depending on commodity price environment

Production by Geographical Location [1]


Ecuador 4%
Colombia 96%
Current Production


Ecuador 3%
Canada 36%
Colombia 62%
Pro Forma Production

Production by Commodity Mix [1]


Liquids 100%
Current Production


Liquids 81%
Gas 19%
Pro Forma Production

Increased exposure to a variety of **international commodity streams** and **geographies**

1. Based on Q2 2024 working interest production results announced by Gran Tierra on July 31, 2024 and i3 on August 13, 2024.

Generating Long-Term Value Internationally | August 2024 Slide 10

PROVEN HIGH QUALITY PRODUCTION BASE STRONG PRODUCTION GROWTH UNDERPINS CASH FLOW GENERATION Slide 11 Generating Long - Term Value Internationally | August 2024 2 0 2 1 1. Gran Tierra 2024 production guidance, announced on January 23, 2024 of 32,000 - 35,000 BOEPD and i3 production guidance, announced on August 13, 2024, of 18,000 - 19,000 BOEPD. 2. As per Gran Tierra’s annual 10 - K report filings. 3. Working interest production before royalties. Production boost expected » Predictable, low decline production underpins cash flow » Larger, more diverse production base may facilitate − Enhanced cash flow profile − Greater development optionality − Improved credit metrics and additional access to capital » Potential to greatly expand production in coming years by executing on identified organic growth opportunities 2024 Full Year Production Guidance (MBOEPD) (1) Gran Tierra i3 Standalone GTE Standalone i3 18.0 – 19.0 MBOEPD 32.0 – 35.0 MBOEPD 26.5 MBOEPD 30.7 MBOEPD 32.6 MBOEPD 2 0 2 2 2 0 2 3 Standalone GTE Gran Tierra 3 - Year Production (MBOEPD) (2)(3) +6% +16%

SIGNIFICANT CASH FLOW GENERATION

SUPPORT SIGNIFICANT INVESTMENT ACROSS COMBINED GROUP & DELIVER ENHANCED RETURNS

Meaningful expected increase in combined cash flows

» Gran Tierra 2024E Adjusted EBITDA guidance ranging between $335 to $540 million, depending on oil prices [1]

» Gran Tierra 2024E FCF guidance ranging between $20 million and $160 million [1]

» Guidance supported by predictable area economics

- High netback, low decline operations
- Well defined cost structure and expenditures

Enhanced FCF generation may allow for:

- Greater share buybacks
- Increased optionality in capital allocation
- Acceleration of organic growth opportunities
- Larger inorganic growth targets

Gran Tierra 3-Year Adjusted EBITDA and 2024 Outlook (US$mm) [1][2]



Low Case (Brent $70.00)
Base Case (Brent $80.00)
High Case (Brent $90.00)
$240 million
$482 million
$399 million
$335 - $395 million
$400 - $460 million
$480 - $540 million
2021
2022
2023
2024 Guidance Range

Gran Tierra 3-Year FCF and 2024 Outlook (US$mm) [1][2]



Low Case (Brent $70.00)
Base Case (Brent $80.00)
High Case (Brent $90.00)
$37 million
$129 million
$58 million
$20 - $90 million
$40 - $110 million
$90 - $160 million
2021
2022
2023
2024 Guidance Range

Asset portfolio is uniquely positioned to capture long-term value

1. Gran Tierra 2024 Adjusted EBITDA and FCF guidance ranges announced on January 23, 2024 (assumes Brent oil price of $70/bbl in the low case, $80/bbl in the base case, $90/bbl in the high case).
2. As per Gran Tierra's annual 10-K report filings.

Generating Long-Term Value Internationally | August 2024 Slide 12

RESERVE BASE FOR LONG-TERM GROWTH

SIGNIFICANT 2P RESERVES VALUES

Increase to reserve and NPV10(after-tax)

- Underpinned by a material reserve base [1]:
  - Gran Tierra 2P reserves of 147 MMBOE
  - i3 2P reserves of 175 MMBOE
- Enhanced total asset value under combined platform [1][2]:
  - Gran Tierra 2P NPV10 (after-tax) of US$1.9 billion
  - i3 2P NPV10 (after-tax) of US$0.7 billion
- Enlarged reserves support long-term production and capital availability

2P Reserves (MMBOE) [1]



+119%
175
147
Gran Tierra
i3

1P NPV10 (After-Tax) (US$mm) [1][2]



$342
+27%
$1,286
Gran Tierra
i3

2P NPV10 (After-Tax) (US$mm) [1][2]



$725
+38%
$1,887
Gran Tierra
i3

1. Per Gran Tierra McDaniel Reserves Report and Gran Tierra Valuation Report, each with an effective date of December 31, 2023 and i3 Valuation Report with an effective date of July 31, 2024, as applicable.
2. FX rate conversion of C$1.372 per US$1.000.

Generating Long-Term Value Internationally | August 2024 Slide 13

47% 79% 35% 100% 97% 67% 98% 99% 32% 67% 81% 99% 89% 86% 11% 18% 18 30 31 33 35 36 38 38 39 48 51 54 63 64 66 75 0 15 30 45 60 75 90 Pro Forma Gran Tierra will become a material oil - weighted mid - cap producer (1) MATERIAL OIL WEIGHTED PRODUCER COMBINED COMPANY MAINTAINS STRONG PRO FORMA OIL WEIGHTING Business combination creates a growth centric, oil weighted, full - cycle E&P with top - tier producing assets Diverse exploration portfolio with opportunities in South America and Canada Identified near - term oil weighted growth opportunities to enhance production and further increase oil weighting Production (MBOEPD) (1) 58% Total Production Growth Average Liquids Weighting: 69% labels (%) references % liquids Slide 14 Generating Long - Term Value Internationally | August 2024 Source: As per most recent public filings of Gran Tierra, i3 and peer companies. 1. Peer group consists of mid - cap International and Canadian E&P firms with most recent reported production of 30 - 75 MBOEPD.

Gran Tierra expects to capture material synergies , not possible on standalone basis » Listing cost reduction through consolidation of i3’s AIM and TSX listings » Optimize Board and executive team » Consolidation of advisors to eliminate duplicate costs » Cost savings in service contracts expected given increased scale » Back - office efficiencies anticipated from increased scale and consolidation » Increased capital access and cost of capital reductions over time » Significant expertise and technical synergies expected across the combined asset base, through the integration of Canadian and South American operations teams » Buying power with economies of scale » Improved capital allocation with larger resource base and development optionality » Increased diversity expected to provide risk mitigation from any one commodity or geography » Ability to further implement secondary recovery and waterflood expertise across enlarged portfolio Operational Synergies Financial Synergies ADDING VALUE THROUGH SYNERGIES INCREMENTAL VALUE ACHIEVED THROUGH FINANCIAL AND OPERATIONAL SYNERGIES Slide 15 Generating Long - Term Value Internationally | August 2024

GRAN TIERRA'S **FUNDING FRAMEWORK**

INCREASED SCALE TO SUPPORT MORE FAVORABLE CREDIT RATING

GranTierra Energy

FUNDING STRUCTURE

- Gran Tierra has agreed to purchase 100% of i3's outstanding shares for a total enterprise value of $225 million
  - Share payment of $52 million [1]
    - Issuance of 6.0 million GTE shares
  - Cash payment of $173 million [2][3]
- Gran Tierra will finance the acquisition as follows
  - Share based payment of $52 million
  - Acquisition Dividend of $4 million
  - Existing cash on hand of $70 million
  - Facility from Trafigura $99 million

ACQUISITION COST & FUNDING SOURCES



Shares + Cash
US$225mm
Share Payment
US$52mm
Acquisition Dividend
US$4mm
Existing Cash
US$70mm
Debt Facility
US$99mm
Acquisition Cost
Funding

Gran Tierra has prioritized **favourable non-equity financing to complete the acquisition**

1. Gran Tierra share price of US$8.66 as at August 16, 2024.
2. Includes an Acquisition Dividend of 0.2565 pence of cash for each i3 share.
3. FX rate conversion of US$1.295 per GBP£1.000.

Generating Long-Term Value Internationally | August 2024 Slide 16

TRANSACTION TIMELINE Transaction completion expected Q4 2024 August 19 2024 August 2024 Q3 / Q4 2024 Q4 2024 » Announcement of recommended offer » Scheme Document published and sent to i3’s shareholders » i3 shareholder meeting and court meeting » Scheme sanction and effective date, de - listing of i3 shares, payment of consideration and Acquisition Dividend Slide 17 Generating Long - Term Value Internationally | August 2024

www.grantierra.com i3 ASSET OVERVIEW Slide 18

HIGH QUALITY CANADIAN ASSET PORTFOLIO

ACQUISITION ASSET PORTFOLIO

- i3's acreage spans four key regions across the Western Canadian Sedimentary Basin, including Central AB, Simonette, Wapiti and Clearwater
- Assets are 76% operated with production from ~850 net long-life, low-risk and low-decline wells, spanning ~600,000 net acres [1]
- Delivered over 18,000 boe/d of production in Q2 2024 [2]
- Significant booked 2P drilling location inventory with over 250 net locations [3]
- High degree of control over the pace and timing of development
- Identified short-cycle growth plan to deploy capital and transform current operations in core areas


Wapiti
Clearwater
ALBERTA
Simonette
Central AB

Balanced asset portfolio which includes low risk, delineated assets and high growth opportunities

1. Based on disclosure contained in the joint announcement of GTE and i3 required by Section 2.7 of UK Takeover Code.
2. Based on Q2 2024 working interest production results announced by i3 on August 13, 2024.
3. Per the i3 GLJ Reserve Report with an effective date of December 31, 2023.

Generating Long-Term Value Internationally | August 2024
Slide 19

i3 OPERATIONAL PERFORMANCE Slide 20 Generating Long - Term Value Internationally | August 2024 1. Per i3 Valuation Report with an effective date of July 31, 2024. 2. FX rate conversion of C$1.372 per US$1.000. 3. Based on Q2 2024 working interest production results announced by i3 on August 13, 2024. 4. Based on disclosure contained in the joint announcement of GTE and i3 required by Section 2.7 of UK Takeover Code i3 Q2/24 Production Summary (boe/d) (3) 18,271 BOEPD 519k A c r e s i3 Core Land Summary (net 000’s acres) (4) Diverse asset portfolio offers significant development optionality and upside $211 $342 $725 0 1 0 0 2 0 0 3 0 0 4 0 0 5 0 0 6 0 0 7 0 0 8 0 0 PDP 1P 2P (US$MM) P DP 1P 2P July 31, 2024 $211 $342 $725 i3 NPV10 (after - tax) Summary (1)(2) US $M M 42 88 175 1 8 0 1 6 0 1 4 0 1 2 0 1 0 0 80 60 40 20 0 2 0 0 PDP 1P 2P (MMBOE) P DP 1P 2P July 31, 2024 42 88 175 MM BOE i3 Reserves Summary (1)

www.grantierra.com GRAN TIERRA ASSET OVERVIEW Slide 21

GRAN TIERRA SNAPSHOT INDEPENDENT INTERNATIONAL EXPLORATION AND PRODUCTION COMPANY WITH ASSETS IN COLOMBIA & ECUADOR DIVERSIFIED High - quality asset base High Quality Conventional Portfolio - 100% Oil & 100% Operated 100% Oil 100% Operated Production 25 Blocks 1.4MM Net Acres GTE LISTINGS NYSE AMEX LSE TSX 1) Calculated using average Q4 2023 WI production of 31,309 BOEPD. 2) Per Gran Tierra McDaniel Reserves Report and Gran Tierra Valuation Report, each with an effective date of December 31, 2023. Reserves (1) PDP 1P 2P 3P MMBOE 44 90 147 207 RLI (years) (2) 4 8 13 18 NPV 10 BT (1) (US $bn) 1.1 1.9 3.1 4.3 NPV 10 AT (1) (US $bn) 0.8 1.3 1.9 2.6 SOUTH AMERICA Ecuador Co l o mb i a Putumayo / Oriente Middle M agda le n a Valley L l ano s Slide 22 Generating Long - Term Value Internationally | August 2024

14 35 62 0 10 20 30 40 50 60 70 1P 2P 3P 37 49 59 60 50 40 30 20 10 0 1P 2P 3P 26 35 41 45 40 35 30 25 20 15 10 5 0 1P 2P 3P 8 17 28 0 5 10 15 20 25 30 1P 2P 3P GRAN TIERRA YEAR - END 2023 RESERVES (1) 1) Per Gran Tierra McDaniel Reserves Report and Gran Tierra Valuation Report, each with an effective date of December 31, 2023. 2) Consists of Moqueta and Costayaco fields. 3) Consists of Putumayo - 7, Suroriente, and Alea - 1848 blocks. 4) Excludes change in Future Development Costs. (MMBOE) 1P 2P 3P December 31, 2023 37 49 59 (MMBOE) 1P 2P 3P December 31, 2023 26 35 41 (MMBOE) 1P 2P 3P December 31, 2023 14 35 62 (MMBOE) 1P 2P 3P December 31, 2023 8 17 28 BALANCED PORTFOLIO WITH CASH GENERATORS AND GROWTH ASSETS MATURE CASH FLOW GENERATORS GROWTH ASSETS WITH SIGNIFICANT DEVELOPMENT RUNWAY ACORDIONERO CHAZA 2 SOUTH PUTUMAYO 3 ECUADOR Reserves by Category Reserves by Category Reserves by Category Reserves by Category Achieved 154% 1P, 242% 2P, and 303% 3P Reserves Replacement 5 consecutive years of 1P Reserves Growth Realized Finding and Development Costs 4 of $11.96/boe (1P), $7.58/boe (2P) and $6.06/boe (3P) Slide 23 Generating Long - Term Value Internationally | August 2024

DEBT MATURITY PROFILE ALIGNED WITH FUTURE CASH FLOWS

GranTierra Energy

DEBT INSTRUMENTS

US$637MM of Senior Notes

- » $587 MM: 9.5% p.a. coupon (amortization schedule: 2026: 25%; 2027: 5%; 2028: 30%; 2029: 40%
- » $25 MM: 6.25% p.a. coupon due 2025; $24 MM: 7.75% p.a. coupon due 2027

BRENT HEDGING PROGRAM

- » Currently Gran Tierra does not have any hedges in place

PRO-FORMA AMORTIZATION SCHEDULE (1)



Cash Balance (at 6/30/2024) (MM)
USD bonds (MM)
$115
$25
$147
$54
$176
$235
Q2 2024
2024
2025
2026
2027
2028
2029

Ratings(2)(3): Fitch B, S&P B & Moody's B2

1) Per Gran Tierra's 10-Q filing for Q2 2024.
2) Fitch upgrade: May 25, 2022; S&P upgrade: October 21, 2021; Moody's initiated coverage May 25, 2022.
3) Credit ratings are intended to provide investors with an independent measure of the credit quality of an issuer of securities. Credit ratings are not recommendations to purchase, hold or sell securities inasmuch as such ratings are not a comment upon the market price of the securities or their suitability for a particular investor. There is no assurance that any rating will remain in effect for any given period of time or that any rating will not be revised or withdrawn entirely by a rating agency in the future if, in its judgment, circumstances so warrant.

Generating Long-Term Value Internationally | August 2024 Slide 24

2024/25 commitment drilling program will harvest proven reserves as well as push field limits to the North and West of existing well control. Potential for 2P/3P growth. » Historical Cohembi field development completely constrained to area accessible by existing infrastructure and contract, not Geology or Reservoir quality » Revised mapping grounded in geology, and reflects a true 3P+ view of the field » Increases in area, recovery factor and OOIP better reflect the large upside potential in the known field SURORIENTE – 2024/25 PROGRAM RESERVE POLYGONS AND DEVELOPMENT LOCATIONS 3P outline 1P outline Booked Drilling Locations 1 1P 15 2P 30 3P 45 Slide 25 Generating Long - Term Value Internationally | August 2024 1) Per Gran Tierra McDaniel Reserves Report and Gran Tierra Valuation Report, each with an effective date of December 31, 2023.

HIGH IMPACT EXPLORATION PORTFOLIO 1. IHS Edin. 2. https://www.anh.gov.co / and https://www.controlrecursosyenergia.gob.ec / 3. Certain information in this slide may constitute "analogous information" as defined in NI 51 - 101. Refer to Appendix for "Presentation of Oil & Gas Information - Analogous Information.“ Total Basin GTE Basin 1 Cumulative Pr odu ct i o n 1 (Bn boe) Original 2 P Reserves 1 (Bn bbls) 2023 Production 2 (Kbbls/day) Net Land Position (MM acres) Putumayo 0.6 0.8 25 0.8 Oriente 7.0 10.0 445 0.1 PUTUMAYO & ORIENTE: UNDEREXPLORED, PROVEN BASINS 6 TIMES the area for seismic coverage 1 in the Oriente » 3,400 km 2 vs 22,200 km 2 5 TIMES higher well density » 134 wells/10,000km 2 vs 620 wells/10,000km 2 10 TIMES more fields >20 MMBBL » 6 vs 60 Slide 26 Generating Long - Term Value Internationally | August 2024 GTE has built a dominant position across the proven & high - potential Putumayo & Oriente Basins » Colombia’s Putumayo basin is underexplored due to past above - ground security issues, now mitigated by the Peace Agreement » Same geology as Ecuador, where over 7 billion bbls of oil has been produced

FIVE CONSECUTIVE OIL DISCOVERIES IN ECUADOR Wells Zone Onst r eam Date Initial Rate IP30 (1) IP90 (2) IP30 BS&W (3) API Gas - to - oil Cumulative Production to Date (BOPD) ( BOPD) (BOPD) (scf/stb) (MBbl) Charapa - B5 Hollin 11/9/2022 - 1 , 09 2 910 2% 28 160 287 Bocachico - J1 Basal Tena 5/30/2023 - 1 , 29 6 1,146 <1% 20 204 396 Arawana - J1 Basal Tena 5/17/2024 - 1 , 18 2 - <1% 20 264 76 Bocachico Norte - J1 T - Sand 8/1/2024 1,353 - - - 35 324 13 Charapa - B6 Hollin 8/7/2024 2,118 - - - 28 21 6 IMMEDIATE STACKED PAY LICENSING IN RAPID MONET I Z AT I O N & C OM I N G LI N G P L A C E D EVE L OPM E N T » With every oil » Three of these five » Licensing is in » Gran Tierra discovery, Gran wells are drawing place in both the remains Tierra has medium to light Charapa and committed and promptly hydrocarbons from Chanangue focused to rapidly transported distinct geological Blocks clearing follow - up on each barrels to zones, highlighting the path for of the oil market, swiftly the exceptional further follow - up discoveries in monetizing them potential of the wells Ecuador with full to realize Oriente and field development e c ono m ic P u t u m a y o ba sins p la n s benefits quickly Slide 27 Generating Long - Term Value Internationally | August 2024 1. Average initial 30 - day production per well. 2. Average initial 90 - day production per well. 3. Percentage of basic sediment and water in the initial 30 - day production. These discoveries reaffirm the value of our strategic focus on high impact near field exploration

BASAL TENA/N-SAND CORE EXPLORATION FAIRWAY

Cohembi ⟷ Bocachico/Arawana

- Similar structural regimes controlling N-Sandstone / Basal Tena reservoir deposition.
- Core area for outstanding reservoir-quality rock.



Suroriente Block
N Sand Net Pay (ft)
C.I. 5'

Maps at same scale



Gran Tierra Lands
Hydrocarbon Fields
Prospects
Pipeline
3D Seismic
Blocks
0 1.75 3.5 7 10.5 14
km
NBM / GENESIS
ROSE-1 Disc.
COHEMBI
BOC-ARA-ZAB TREND
BOC-1 Disc.

Bocachico, Arawana, Zabaleta look-a-like toCohembi

Slide 28

ARAWANA - BOCACHICO ≈ COHEMBI COHEMBI ARAWANA - BOCACHICO COHEMBI YE 2023 GTE MCDANIEL RESERVE REPORT (1) Cohembi N - Sandstone (Basal Tena Equivalent) 1P (MMBOE) 2P (MMBOE) 3P (MMBOE) OOIP 188 290 391 Original Recoverable 53 82 123 Remaining Recoverable 25 54 95 Area (acres) 7,000 10,250 13,500 Average Porosity 22% Average Net Pay 19 ft Initial Oil Viscosity 27 cps Initial Gas - Oil Ratio 125 scf/stb API Gravity 18 CHANANGUE BLOCK BASAL TENA PROSPECTIVITY Arawana – Bocachico – Zabaleta Basal Tena (N - Sandstone Equivalent) Area (acres) 11,500 Mean Porosity 25% Mean Net Pay 19 ft Initial Oil Viscosity 10 cps Initial Gas - Oil Ratio 239 scf/stb Bocachico J1 IP90 > 1,100 bopd, < 1% BS&W Arawana J1 IP30 1 >1,100 bopd, < 1% BS&W API Gravity 20 Basal Tena Isochron McDaniel 3P Reserves Polygon M2 Reef Buildups 20 o API 18 o API N - Sst Net Pay McDaniel Reserve Map 1 The Arawana J1 well was put onto production in late May 2024. Consequently, at the date of reporting, there is no IP90 rate available. Slide 29 1) Per Gran Tierra McDaniel Reserves Report and Gran Tierra Valuation Report, each with an effective date of December 31, 2023.

FULLY COMMITTED TO ESG

ESG FOCUS AREAS

ENVIRONMENTAL

- **Emissions Reduction**: Reduced scope 1 and 2 emissions by 26% since 2019
- **Nature**: Planted ~1.6MM trees and conserved, preserved or reforested ~4,500 hectares of land
- **Gas-to-Power**: Reduced flaring emissions by 76% since 2019 through the conversion of excess gas produced from GTE's wells into power
- **Water Usage**: 92% of operationally injected water was recycled

SOCIAL

- **Health and Safety** (1): Consistently in the top quartile in the industry for LTIF and TRIF year-over-year
- **Community Engagement**: 211 beneficiaries from GTE's Emprender+ program received seed capital to strengthen their businesses and launch new companies, while bolstering local economies in Colombia.
- **Job Creation**: Created over 5,748 jobs in 2023
- **Social Programs**: Provided social programs to benefit close to 350,000 people since 2019

GOVERNANCE

- **Ethical Focus**: Culture of integrity and compliance consistently followed throughout the organization
- **Impact Investment**: To date, over 57,400 hectares of land was investigated and declared free of antipersonnel mines
- **Human Rights**: GTE has been accepted by the Voluntary Principles Initiative (VPI) as an official member of the Voluntary Principles for Security and Human Rights world-wide initiative

Pro Forma Gran Tierra will continue to drive towards **industry leading ESG performance**

1. Based LTIF: Lost Time Incident Frequency. LTIF = ((Fatalities Cases + Lost Time Incident Cases) / Man Hours) x 200000 MH); TRIF: Total Recordable Incident Frequency. TRIF = ((Fatalities Cases + Lost Time Incident Cases + Restricted Work Cases + Medical Treatment Cases) / Man Hours) x 200000 MH); As per internal study conducted with the Colombian HSE National Committee comparing Colombian E&P producers.

Generating Long-Term Value Internationally | August 2024
Slide 30

www.grantierra.com SUMMA R Y Slide 31

COMPELLING TRANSACTION RATIONALE

GranTierra Energy

HIGH QUALITY, INTERNATIONALLY DIVERSIFIED ASSET BASE SUPPORTING SUSTAINABLE GROWTH

- Diversification across multiple geographies and product streams
- Strong platform for future growth
- Increased scale and relevance to shareholders

i3 is an excellent fit for Gran Tierra's growth and diversification strategy

HIGH QUALITY ASSET BASE

» Reserves, production, and high quality, short-cycle inventory
  - 2P reserves 175 MMBOE [(1)]
  - 2P NPV10 (after-tax) US$0.7 billion [(1)(2)]
  - Production guidance 18 to 19 MBOEPD [(3)]

» Establishes new operated Canadian core platform with top-tier assets

DIVERSIFICATION

» Diversified, long-term, sustainable asset portfolio

» Development focused in low-risk, well established regions

» Exposure within an investment grade country

» Access to broad range of international commodity prices (Brent, WTI, North American gas)

ENLARGED SCALE

» Optimizes capital allocation and creates cost synergies

» Increases relevance and market visibility within E&P capital markets

» Expected to result in increased trading liquidity, with the potential to facilitate valuation multiple expansion

PROVEN TEAM & TRACK RECORD

» Combines two asset portfolios, managed by a team with a strong track record of value creation

» Extensive knowledge of operating areas critical to organic growth and unearthing consolidation opportunities

» Creates a relevant platform to pursue additional opportunities globally

ACCELERATING GROWTH & RETURNS

» A major shift in production and cash flows ensures long-term returns and growth

» Expect credit rating and shareholder return improvements through significant free cashflow generation and robust production growth

» Shareholder returns via growth, debt repayment and share buybacks

1. Per the i3 Valuation Report with an effective date as of July 31, 2024.
2. FX rate conversion of C$1.372 per US$1.000.
3. 2024E working interest production guidance range as announced by i3 on August 13, 2024.

Generating Long-Term Value Internationally | August 2024 Slide 32

www.grantierra.com APP E N D IX Slide 33

- 75% Aug - 2 3 Nov - 2 3 - 5 0% 0% - 2 5% 25% 75% 50% B r en t F e b - 24 M a y - 24 Aug - 2 4 WTI GTE i3 INCREASED INVESTOR RELEVANCE COMBINED BUSINESS WILL BENEFIT FROM GRAN TIERRA’S NYSE, TSX AND LSE LISTINGS Share Price 1 - Year Performance Daily Value Traded 2024YTD (US$000s) - 29% + 1 8% Enhanced international trading liquidity and scale to enable increased investor relevance Slide 34 Generating Long - Term Value Internationally | August 2024 Source: FactSet as of August 2024. $1 , 800 $1 , 500 $1 , 200 $9 0 0 $6 0 0 $3 0 0 $0 Aug - 2 3 Nov - 2 3 M a y - 24 Aug - 2 4 Feb - 24 GTE i3

EBITDA and Adjusted EBITDA: Net income adjusted for DD&A expenses, interest expense and income tax expense or recovery (“EBITDA”) and adjusted EBITDA, as presented, is defined as EBITDA adjusted for non - cash lease expense, lease payments, unrealized foreign exchange gain or loss, stock - based compensation expense or recovery, unrealized derivative instruments gain or loss, gain on re - purchase of Senior Notes, other financial instruments gain or loss and other loss. Free cash flow (FCF): GAAP "net cash provided by operating activities" less projected capital spending. Management believes that free cash flow is a useful supplemental measure for management and investors to in order to evaluate the financial sustainability of the Company's business. Reserve Life Index (RLI): means the reserves for the particular reserve category divided by annualized 2023 fourth quarter production. These non - GAAP measures do not have a standardized meaning under GAAP. Investors are cautioned that these measures should not be construed as an alternative to net income or loss or other measures of financial performance as determined in accordance with GAAP. Gran Tierra's method of calculating these measures may differ from other companies and, accordingly, it may not be comparable to similar measures used by other companies. These non - GAAP financial measures are presented along with the corresponding GAAP measure so as to not imply that more emphasis should be placed on the non - GAAP measure. GLOSSARY OF TERMS NON - GAAP TERMS OIL & GAS Barrel (bbl) Barrels of oil per day (BOPD) Thousand cubic feet (Mcf) Barrels of oil equivalent (BOE) Barrels of oil equivalent per day (BOEPD ) Thousand barrels of oil equivalent per day (MBOEPD) Million barrels of oil equivalent (MMBOE) Million barrels of oil (MMBBL) Billion barrels of oil (BNBBL) Net after royalty (NAR) Original oil in place (OOIP) Net present value after tax (NPV AT) Internal rate of return (IRR) Standard cubic feet per barrel (scf/stb) Slide 35 Generating Long - Term Value Internationally | August 2024

NON - GAAP MEASURES EBITDA & Adjusted EBITDA EBITDA, as presented, is defined as net income or loss adjusted for depletion, depreciation and accretion ("DD&A") expenses, interest expense and income tax expense or recovery. Adjusted EBITDA, as presented, is defined as EBITDA adjusted for non - cash lease expense, lease payments, unrealized foreign exchange gain or loss, stock - based compensation expense or recovery, unrealized derivative instruments gain or loss, gain on re - purchase of Senior Notes, other financial instruments gain or loss and other loss. Management uses this financial measure to analyze performance and income or loss generated by our principal business activities prior to the consideration of how non - cash items affect that income and believes that this financial measure is also useful supplemental information for investors to analyze performance and our financial results. Gran Tierra is unable to provide a quantitative reconciliation of forward - looking EBITDA to its most directly comparable forward - looking GAAP measure because management cannot reliably predict certain of the necessary components of such forward - looking GAAP measure. Forward - Looking Non - GAAP Measures This presentation includes forward - looking non - GAAP financial measures as further described herein. These non - GAAP measures do not have a standardized meaning under GAAP. Investors are cautioned that these measures should not be construed as an alternative to net income or loss or other measures of financial performance as determined in accordance with GAAP. Gran Tierra's method of calculating these measures may differ from other companies and, accordingly, it may not be comparable to similar measures used by other companies. These non - GAAP financial measures are presented along with the corresponding GAAP measure so as to not imply that more emphasis should be placed on the non - GAAP measure. Gran Tierra is unable to provide forward - looking net income, the GAAP measure most directly comparable to the non - GAAP measure EBITDA, due to the impracticality of quantifying certain components required by GAAP as a result of the inherent volatility in the value of certain financial instruments held by the Company and the inability to quantify the effectiveness of commodity price derivatives used to manage the variability in cash flows associated with the forecasted sale of its oil production and changes in commodity prices. EBITDA as presented is net income or loss adjusted for DD&A expenses, interest expense and income tax expense or recovery. The most directly comparable GAAP measure is net income. Management uses this financial measure to analyze performance and income or loss generated by our principal business activities prior to the consideration of how non - cash items affect that income and believes that this financial measure is also useful supplemental information for investors to analyze performance and our financial results. Gran Tierra is unable to provide a quantitative reconciliation of forward - looking EBITDA to its most directly comparable forward - looking GAAP measure because management cannot reliably predict certain of the necessary components of such forward - looking GAAP measure. Free cash flow as presented is defined as GAAP projected "net cash provided by operating activities" less projected 2024 capital spending. The most directly comparable GAAP measure is net cash provided by operating activities. Management believes that free cash flow is a useful supplemental measure for management and investors to in order to evaluate the financial sustainability of the Company's business. Gran Tierra is unable to provide a quantitative reconciliation of forward - looking free cash flow to its most directly comparable forward - looking GAAP measure because management cannot reliably predict certain of the necessary components of such forward - looking GAAP measure. Slide 36 Generating Long - Term Value Internationally | August 2024

NON - GAAP MEASURES Adjusted EBITDA Reconciliation Slide 37 Generating Long - Term Value Internationally | August 2024 Year Ended - December 31 EBITDA - Non - GAAP Measures ($000s) 2023 2022 2021 Net (loss) income ($6,287) $139 , 02 9 $42 , 48 2 Adjustments to reconcile net (loss) income to EBITDA and Adjusted EBITDA DD&A expenses $215,584 $180 , 28 0 $139 , 87 4 Interest expense $55,806 $46 , 49 3 $54 , 38 1 Income tax expense $112,447 $105 , 90 6 ( $19 , 346 ) EBITDA (non - GAAP) $377,550 $471 , 70 8 $217 , 39 1 Non - cash lease expense $4,967 $2 , 81 8 $1 , 66 7 Lease payments ($3,018) ( $1 , 666 ) ( $1 , 621 ) Foreign exchange loss (gain) $11,822 $2 , 57 8 $20 , 47 7 Derivative instruments loss (gain) - - ( $9 , 589 ) Other financial instruments loss (gain) $15 ( $7 ) $3 , 36 9 Other non - cash gain $2,297 ( $2 , 598 ) $44 Stock - based compensation expense $5,722 $9 , 04 9 $8 , 39 6 Adjusted EBITDA (non - GAAP) $399,355 $481 , 88 2 $240 , 13 4

NON - GAAP MEASURES Free Cash Flow Reconciliation Slide 38 Generating Long - Term Value Internationally | August 2024 Year Ended - December 31 Funds Flow from Operations - Non - GAAP Measures ($000s) 2023 2022 2021 Net (loss) income ($6,287) $139 , 02 9 $42 , 48 2 Adjustments to reconcile net (loss) income to funds flow from operations DD&A expenses $215,584 $180 , 28 0 $139 , 87 4 Deferred tax expense (recovery) $56,759 $25 , 34 0 ( $23 , 825 ) Stock - based compensation expense $5,722 $9 , 04 9 $8 , 39 6 Amortization of debt issuance costs $5,831 $3 , 52 8 $3 , 80 9 Non - cash lease expense $4,967 $2 , 81 8 $1 , 66 7 Lease payments ($3,018) ( $1 , 666 ) ( $1 , 621 ) Unrealized foreign exchange (gain) ($5,085) $10 , 25 1 $21 , 87 9 Other non - cash (gain) $2,297 ( $2 , 598 ) $44 Unrealized derivative instruments (gain) - - ( $9 , 589 ) Other financial instruments loss (gain) $15 ( $7 ) $3 , 36 9 Funds flow from operations (non - GAAP) $276,785 $366 , 02 4 $186 , 48 5 Capital expenditures $218,882 $236 , 60 4 $149 , 87 9 Free cash flow (non - GAAP) $57,903 $129 , 42 0 $36 , 60 6

PRESENTATION OF OIL & GAS INFORMATION Presentation of Oil & Gas Information BOEs have been converted on the basis of six thousand cubic feet (“Mcf”) natural gas to 1 barrel of oil. BOEs may be misleading, particularly if used in isolation. A BOE conversion ratio of 6 Mcf: 1 bbl is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead. In addition, given that the value ratio based on the current price of oil as compared with natural gas is significantly different from the energy equivalent of six to one, utilizing a BOE conversion ratio of 6 Mcf: 1 bbl would be misleading as an indication of value. Unless otherwise specified, in this presentation, all production is reported on a WI basis (operating and non - operating) before the deduction of royalties payable. Per BOE amounts are based on WI sales before royalties. References to a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume. Gran Tierra's reported production is a mix of light crude oil and medium and heavy crude oil for which there is no precise breakdown since the Company's oil sales volumes typically represent blends of more than one type of crude oil. Well test results should be considered as preliminary and not necessarily indicative of long - term performance or of ultimate recovery. Well log interpretations indicating oil and gas accumulations are not necessarily indicative of future production or ultimate recovery. If it is indicated that a pressure transient analysis or well - test interpretation has not been carried out, any data disclosed in that respect should be considered preliminary until such analysis has been completed. References to thickness of "oil pay" or of a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume. Definitions In this presentation: » “2P” are 1P reserves plus probable reserves. » “3P” are 1P plus 2P plus possible reserves. » “developed producing reserves” are those reserves that are expected to be recovered from completion intervals open at the time of the estimate. These reserves may be currently producing or, if shut - in, they must have previously been on production, and the date of resumption of production must be known with reasonable certainty. » “GAAP” means generally accepted accounting principles in the Unites States of America. » “NPV” means net present value. » “NPV10” means NPV discounted at 10%. » “possible reserves” are those additional reserves that are less certain to be recovered than probable reserves. There is a 10% probability that quantities actually recovered will equal or exceed sum of proved plus probable plus possible reserves. Possible reserves may be developed or undeveloped. » “probable reserves” are those unproved reserves that are less certain to be recovered than proved reserves. It is equally likely that actual remaining quantities recovered will be greater or less than sum of estimated proved plus probable reserves. Probable reserves may be developed or undeveloped. » “proved developed reserves” or “PDP” are those proved reserves that are expected to be recovered from existing wells and installed facilities or, if facilities have not been installed, that would involve a low expenditure (e.g., when compared to cost of drilling a well) to put reserves on production. Developed category may be subdivided into producing and non - producing. » “proved reserves” or “1P” are those reserves that can be estimated with a high degree of certainty to be recoverable. It is likely that actual remaining quantities recovered will exceed estimated proved reserves. » “reserves” are estimated remaining quantities of oil and natural gas and related substances anticipated to be recoverable from known accumulations, as of a given date, based on: (a) analysis of drilling, geological, geophysical and engineering data; (b) use of established technology; and (c) specified economic conditions, which are generally accepted as being reasonable. Reserves are classified according to degree of certainty associated with estimates. » “undeveloped reserves” are those reserves expected to be recovered from known accumulations where a significant expenditure (e.g., when compared to the cost of drilling a well) is required to render them capable of production. They must fully meet the requirements of the reserves category (proved, probable, possible) to which they are assigned. Certain terms used in this presentation but not defined are defined in NI 51 - 101, CSA Staff Notice 51 - 324 - Revised Glossary to NI 51 - 101 Standards of Disclosure for Oil and Gas Activities (“CSA Staff Notice 51 - 324”) and/or the COGEH and, unless the context otherwise requires, shall have the same meanings herein as in NI 51 - 101, CSA Staff Notice 51 - 324 and the COGEH, as the case may be. Reserves Information The Company’s 2023 year - end reserves, future net revenue and ancillary information were evaluated by the Company’s independent qualified reserves evaluator McDaniel & Associates Consultants Ltd. (“McDaniel”) in a report with an effective date of December 31, 2023 (the “Gran Tierra McDaniel Reserves Report”). In conjunction with the Acquisition, McDaniel has prepared a fair market valuation report dated August 15, 2024 in respect of certain of Gran Tierra’s reserves, future net revenue and net present values (the “Gran Tierra Valuation Report”) with an effective date of December 31, 2023 for the purposes of Rule 29 of the Takeover Code in which the referenced reserves, future net revenue and net present values disclosed therein matches the corresponding reserves, future net revenue and net present values provided for in the Gran Tierra McDaniel Reserves Report. All reserves values, future net revenue and ancillary information contained in this presentation, with respect to the assets of the Gran Tierra, have been prepared by McDaniel and calculated in compliance with Canadian National Instrument 51 - 101 – Standards of Disclosure for Oil and Gas Activities (“NI 51 - 101”) and the Canadian Oil and Gas Evaluation Handbook (“COGEH”) and derived from the Gran Tierra Valuation Report and the Gran Tierra McDaniel Reserves Report. Certain of i3’s reserves, future net revenue and ancillary information presented in this presentation were evaluated by i3’s independent qualified reserves evaluator GLJ Ltd. (“GLJ”) in a report with an effective date of December 31, 2023 (the “i3 GLJ Reserves Report”). In conjunction with the Acquisition, GLJ has prepared a fair market valuation report dated August 16, 2024 in respect of i3’s reserves, future net revenue and net present values (the “i3 Valuation Report”) with an effective date of July 31, 2024 for the purposes of Rule 29 of the Takeover Code. All reserves values, future net revenue and ancillary information contained in this presentation, with respect to the assets of i3, have been prepared by GLJ and calculated in compliance with NI 51 - 101 and COGEH, and derived from the i3 Valuation Report or the i3 GLJ Reserves Report, as applicable. The results of i3’s GLJ Reserves Report were disclosed on i3’s press release dated 25 March 2024. Slide 39 Generating Long - Term Value Internationally | August 2024

PRESENTATION OF OIL & GAS INFORMATION Reserves Information (continued) Estimates of net present value and future net revenue contained herein do not necessarily represent fair market value. Estimates of reserves and future net revenue for individual properties may not reflect the same level of confidence as estimates of reserves and future net revenue for all properties, due to the effect of aggregation. There is no assurance that the forecast price and cost assumptions applied by McDaniel or GLJ in evaluating the Company’s or i3’s reserves, respectively, will be attained and variances could be material. See the Gran Tierra Valuation Report for a summary of the price forecasts employed by McDaniel therein. See the i3 Valuation Report for a summary of the price forecasts employed by GLJ therein. There are numerous uncertainties inherent in estimating quantities of crude oil and natural gas reserves. The reserves information set forth in the Gran Tierra McDaniel Reserves Report, the i3 GLJ Reserves Report, the Gran Tierra Valuation Report and the i3 Valuation Report are estimates only and there is no guarantee that the estimated reserves will be recovered. Actual reserves may be greater than or less than the estimates provided therein. All reserves assigned in the Gran Tierra McDaniel Reserves Report and the Gran Tierra Valuation Report are located in Colombia and Ecuador and presented on a consolidated basis by foreign geographic area. References to a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume. The Company’s reported production is a mix of light crude oil and medium and heavy crude oil for which there is not a precise breakdown since the Company’s oil sales volumes typically represent blends of more than one type of crude oil. Well test results should be considered as preliminary and not necessarily indicative of long - term performance or of ultimate recovery. Well log interpretations indicating oil and gas accumulations are not necessarily indicative of future production or ultimate recovery. If it is indicated that a pressure transient analysis or well - test interpretation has not been carried out, any data disclosed in that respect should be considered preliminary until such analysis has been completed. References to thickness of “oil pay” or of a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume. All evaluations of future net revenue contained in the Gran Tierra McDaniel Reserves Report, the i3 GLJ Reserves Report, the Gran Tierra Valuation Report and the i3 Valuation Report are after the deduction of royalties, operating costs, development costs, production costs and abandonment and reclamation costs but before consideration of indirect costs such as administrative, overhead and other miscellaneous expenses. It should not be assumed that the estimates of future net revenues presented in this presentation represent the fair market value of the reserves. There are numerous uncertainties inherent in estimating quantities of crude oil reserves and the future cash flows attributed to such reserves. The reserve and associated cash flow information set forth in the Gran Tierra McDaniel Reserves Report, the i3 GLJ Reserves Report, the Gran Tierra Valuation Report and the i3 Valuation Report are estimates only and there is no guarantee that the estimated reserves will be recovered. Actual reserves may be greater than or less than the estimates provided therein. Drilling locations of i3 disclosed herein are derived from the i3 GLJ Reserves Report and account for drilling locations that have associated 2P reserves. Drilling locations of the Company disclosed herein are derived from the Gran Tierra McDaniel Reserves Report and account for drilling locations that have associated 1P, 2P and 3P reserves. References in this presentation to IP30, IP90 and other short - term production rates of the Company are useful in confirming the presence of hydrocarbons, however such rates are not determinative of the rates at which such wells will commence production and decline thereafter and are not indicative of long - term performance or of ultimate recovery. While encouraging, readers are cautioned not to place reliance on such rates in calculating the aggregate production of the Company. The Company cautions that such results should be considered to be preliminary. Oil and Gas Metrics This presentation contains a number of oil and gas metrics in respect of the Company, including free cash flow, finding and development (“F&D”) costs, reserve life index and reserves replacement, which do not have standardized meanings or standard methods of calculation and therefore such measures may not be comparable to similar measures used by other companies and should not be used to make comparisons. Such metrics have been included herein to provide readers with additional measures to evaluate the Company's performance; however, such measures are not reliable indicators of the future performance of the Company and future performance may not compare to the performance in previous periods. » F&D costs are calculated as estimated exploration and development capital expenditures, excluding acquisitions and dispositions, divided by the applicable reserves additions both before and after changes in future development (“FDC”) costs. The calculation of F&D costs incorporates the change in FDC required to bring proved undeveloped and developed reserves into production. The aggregate of the exploration and development costs incurred in the financial year and the changes during that year in estimated FDC may not reflect the total F&D costs related to reserves additions for that year. Management uses F&D costs per BOE as a measure of its ability to execute its capital program and of its asset quality. » Reserve life index is calculated as reserves in the referenced category divided by the referenced estimated production. Management uses this measure to determine how long the booked reserves will last at current production rates if no further reserves were added. » Reserves replacement is calculated as reserves in the referenced category divided by estimated referenced production. Management uses this measure to determine the relative change of its reserve base over a period of time. Slide 40 Generating Long - Term Value Internationally | August 2024

PRESENTATION OF OIL & GAS INFORMATION Analogous Information Certain information in this presentation may constitute ‘‘analogous information’’ as defined in NI 51 - 101, including, but not limited to, information relating to operations and oil and gas activities in Ecuador, the Putumayo & Oriente Basins. Gran Tierra believes this information is relevant as it provides general information about the oil and gas activities in such basins where the Company is active. GTE is unable to confirm that the analogous information was prepared by an independent qualified reserves evaluator or auditor, or if the analogous information was prepared in accordance with the COGEH. Such information is not an estimate of reserves or production attributable to lands held or to be held by GTE and there is no certainty that the reserves and production data for the lands held or to be held by GTE will be similar to the information presented herein. The reader is cautioned that the data relied upon by GTE may be in error and/or may not be analogous to such lands to be held by GTE. Disclosure of Reserves Information of Gran Tierra and Cautionary Note to U.S. Investors Unless expressly stated otherwise, all estimates of proved developed producing, proved, probable and possible reserves and related future net revenue disclosed in this presentation have been prepared in accordance with NI 51 - 101. Estimates of reserves and future net revenue made in accordance with NI 51 - 101 will differ from corresponding estimates prepared in accordance with applicable U.S. Securities and Exchange Commission (“SEC”) rules and disclosure requirements of the U.S. Financial Accounting Standards Board (“FASB”), and those differences may be material. NI 51 - 101, for example, requires disclosure of reserves and related future net revenue estimates based on forecast prices and costs, whereas SEC and FASB standards require that reserves and related future net revenue be estimated using average prices for the previous 12 months. In addition, NI 51 - 101 permits the presentation of reserves estimates on a “company gross” basis, representing Gran Tierra’s working interest share before deduction of royalties, whereas SEC and FASB standards require the presentation of net reserve estimates after the deduction of royalties and similar payments. There are also differences in the technical reserves estimation standards applicable under NI 51 - 101 and, pursuant thereto, the COGEH, and those applicable under SEC and FASB requirements. In addition to being a reporting issuer in certain Canadian jurisdictions, Gran Tierra is a registrant with the SEC and subject to domestic issuer reporting requirements under U.S. federal securities law, including with respect to the disclosure of reserves and other oil and gas information in accordance with U.S. federal securities law and applicable SEC rules and regulations (collectively, “SEC requirements”). Disclosure of such information in accordance with SEC requirements is included in the Company's Annual Report on Form 10 - K and in other reports and materials filed with or furnished to the SEC and, as applicable, Canadian securities regulatory authorities. The SEC permits oil and gas companies that are subject to domestic issuer reporting requirements under U.S. federal securities law, in their filings with the SEC, to disclose only estimated proved, probable and possible reserves that meet the SEC’s definitions of such terms. Gran Tierra has disclosed estimated proved, probable and possible reserves in its filings with the SEC. In addition, Gran Tierra prepares its financial statements in accordance with GAAP, which require that the notes to its annual financial statements include supplementary disclosure in respect of the Company’s oil and gas activities, including estimates of its proved oil and gas reserves and a standardized measure of discounted future net cash flows relating to proved oil and gas reserve quantities. This supplementary financial statement disclosure is presented in accordance with FASB requirements, which align with corresponding SEC requirements concerning reserves estimation and reporting. The Company's NPV10 differs from its GAAP standardized measure because SEC and FASB standards require that (i) the standardized measure reflects reserves and related future net revenue estimated using average prices for the previous 12 months, whereas NI 51 - 101 reserves and related future net revenue are estimated based on forecast prices and costs and that (ii) the standardized measure reflects discounted future income taxes related to the Company's operations. The Company believes that the presentation of NPV10 is useful to investors because it presents (i) relative monetary significance of its oil and natural gas properties regardless of tax structure and (ii) relative size and value of its reserves to other companies. The Company also uses this measure when assessing the potential return on investment related to its oil and natural gas properties. NPV10 and the standardized measure of discounted future net cash flows do not purport to present the fair value of the Company's oil and gas reserves. The Company has not provided a reconciliation of NPV10 to the standardized measure of discounted future net cash flows because it is impracticable to do so. Investors are urged to consider closely the disclosures and risk factors in the Company's Annual Report on Form 10 - K and in the other reports and filings with the SEC, available from the Company's website. These forms can also be obtained from the SEC’s website at www.sec.gov. Slide 41 Generating Long - Term Value Internationally | August 2024 Disclosure of Reserves Information of i3 Unless expressly stated otherwise, all estimates of proved developed producing, proved, probable and possible reserves and related future net revenue of i3 disclosed in this presentation have been prepared in accordance with NI 51 - 101. Estimates of reserves and future net revenue made in accordance with NI 51 - 101 will differ from corresponding estimates prepared in accordance with applicable SEC rules and disclosure requirements of the FASB, and those differences may be material. i3 is not a registrant with the SEC and therefore is not subject to reporting requirements under U.S. federal securities law, including with respect to the disclosure of reserves and other oil and gas information in accordance with SEC requirements.

Investor Relations: Tel: 403 - 265 - 3221 Email: info@grantierra.com CONTACT US 500 CENTRE STREET SE, CALGARY, ALBERTA, CANADA. T2G 1A6 Slide 42